COMMERCIAL LEASE

THIS LEASE, made on the 1st day of April, 2004, by and between Tony Katsamakis and Julie Katsamakis, property owners, (hereinafter referred to as "Landlord"), and CarBiz Auto Credit Inc., a Florida Corporation (hereinafter referred to as "Tenant"), a wholly owned subsidiary of CarBiz USA Inc.:

1. PREMISES. The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, does lease and rent, unto said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions hereinafter mentioned, the property (hereinafter called "premises" or "demised premises"), located at 314 8th Avenue, West, Palmetto, Florida 34221, in the County of Manatee, State of Florida.

2. TERM. To have and to hold the premises for a term beginning on the 1st day of April, 2004, and ending on the 31st day of March, 2009, at midnight, unless renewed, extended, or sooner terminated as hereinafter provided.

3. RENTAL. On the commencement of the term, Tenant agrees to pay to Landlord, Promptly on the first day of each month, a monthly rental in the amount of Three Thousand Dollars ($3,000.00) .

Tenant agrees to pay Landlord, upon the signing of this Lease, a Security deposit of Three Thousand Dollars ($3,000.00) to secure Tenant's performance of all Tenant's obligations under this lease.

If Landlord's right to receive payment under this Lease is disputed, or Tenant receives a request to change the payee, Tenant may not withhold payments required under this Lease, and during the term of Lease, unless notified by Landlord in writing (pursuant to paragraph XX) or unless notified by law, all payments will be made to the Landlord, Tony and Julie Katsamakis.

4. OPTION TO RENEW: Prior to the expiration of the Term of this lease, Landlord shall first offer to release the Premises to Tenant by delivering notice thereof to Tenant not less than one hundred eighty days (180) prior to the expiration of the Term, with the Fixed Rent during such renewal term to be equal to the then fair market rental value of the Premises, and otherwise on the same terms and conditions set forth herein. Following the receipt by Tenant of such notice, Landlord and Tenant shall negotiate in good faith to determine the fair market value of the Premises, and for a period of sixty (60) days following Tenant's receipt of such notice, Landlord shall not offer the Premises for let to any other party. In the event that Landlord and Tenant are unable to agree on the fair market value within sixty (60) days of Tenant's receipt of such notice, the right of first offer set forth in this Section shall be null and void and Landlord shall have the right to let the Premises, following the expiration of the Term.

5. LATE CHARGE. All rents are due on or before the first of the month. There are penalties for late payments. The late charge is computed at 12% annually after the tenth of each month that payment is delinquent.

6. TENANT'S USE. Tenant shall have the right to use and/or occupy the Premises as a used car retail establishment, in accordance, to the rules and regulations specified by the City of Palmetto's conditional use permit.

7. RESPECTIVE OBLIGATIONS:

               A. Tenant agrees that this is a triple net lease, and that Tenant accordingly shall be responsible for all obligations which are normally imposed on the owner of real estate with respect to the Premises which may accrue during the Term including, without limitation, responsibility to pay the rent, monthly sales tax, annual real estate taxes, and for all utilities, including gas, heat, electric, water, and other public utilities furnished it or consumed by it, in or upon the demised premises during the term hereof. Tenant will keep the interior of the demised premises and appurtenances, including plate glass, electrical wiring, plumbing, heating and air conditioning installations, and any other system or equipment upon the Premises in good order and repair (excepting reasonable wear and tear), and in a clean, safe and healthy condition (excepting however, all repairs made necessary by reason of the happening of fire and other unavoidable casualty normally covered by insurance) at its own cost and expense. Tenant shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and:

See Additional provisions paragraph 36 for further respective obligations.

               B. The Landlord shall, at its own cost and expense, maintain the exterior of the building, the roof and structural members of the building of which the demised premises form a part. Landlord shall keep the improvements on the Premises free from water and sewage back-up or overflow with the exception of damage by fire, casualty, war, or acts of God. However, if any of the aforementioned repairs are made necessary by reason of Tenant's use and occupancy of the demised premises in a manner inconsistent with the reasonable use and occupancy thereof, or the negligence of the Tenant, its agents, servants, employees and invites, or by reason of alterations made by the Tenant, then and in any of said events, such repairs shall be made by the Tenant at its own cost and expense.

See Additional provisions paragraph 36 for further respective obligations.

8. SURRENDER. The Tenant will deliver up and surrender to the Landlord possession of the demised premises upon the expiration of this Lease or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (loss by fire, casualty, act of God, and ordinary wear and decay only excepted) and deliver the keys to the office of the Landlord or Landlord's agent. Either Tenant or Landlord may terminate this Lease at the expiration of said Lease or any extension thereof by giving the other party sixty (60) days written notice prior to the expiration date. Tenant will permit Landlord at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "For Lease" signs, and permit persons desiring to lease the same to inspect the Premises thereafter.

9. TRADE FIXTURES. All trade fixtures and equipment, owned by the Tenant, and installed or placed by it upon the demised premises, may be removed by the Tenant at the expiration of this Lease, provided Tenant has paid all rent and complied with all of the conditions contained in this Lease on the part of the Tenant to be kept and performed. Tenant agrees to repair any damage to the building or Premises occasioned by the removing of such trade fixtures.

10. DAMAGE OR DESTRUCTION BY FIRE, WAR OR ACTS OF GOD. If the premises are destroyed or damaged by fire, acts of war, or acts of God (including earthquake, hurricane or flood), to such an extent that they are rendered unfit for occupancy in whole or in substantial part, Landlord has the option of rebuilding or repairing the same by giving written notice to Tenant within thirty (30) days after the occurrence of such damage of its intention to rebuild or repair the premises or the part so damaged. If Landlord elects to rebuild or repair the premises and does so without unnecessary delay, Tenant shall be bound by this Lease, except that during such period, the rent of the premises shall be abated in the same proportion that the portion of the premises rendered unfit for occupancy by Tenant shall bear to the whole of the leased premises.

A total destruction of the building in which the Premises may be situated shall terminate this lease.

In the event of a partial destruction of the premises during the term, which is beyond Tenant's reasonable control, from any other cause, except in the case where the premises is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, as previously discussed, Landlord shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes, except in the case where the premises is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, as previously discussed. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord.

In the event said repairs cannot be made within sixty (60) days or Landlord shall not elect to make such repairs that cannot be made within sixty (60) days, this lease may be terminated at the option of either party.

In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than two-thirds of the replacement cost, Landlord may elect to terminate this lease whether the demised premises be injured or not.

11. ASSIGNMENT. If this Lease be assigned or the demised premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord will, providing Tenant is not in Default of terms of Lease, require the Subletee or assignee to execute an instrument in writing fully assuming all of the agreements and obligations imposed upon Tenant under this Lease, whereupon Tenant shall be discharged from any further liability hereunder.

However, no assignment or subletting shall be made without Landlord's prior written consent and approval of prospective Sublette or assignee. Any such assignment or subletting without the written consent shall be void and, at the option of Landlord, may terminate this Lease. Nothing herein contained shall be construed as obligating the Landlord to give its written consent.

12. COVENANT OF TITLE, LEINS AND ENCUMBRANCES:

               A. Tenant shall have no authority to create any lien, charge, encumbrance or recording upon the Premises. If any mechanic's, or other liens, or order for the payment of money, shall be filed against the demised premises, or any building or improvements thereon, by reason of change and alteration or addition made or alleged to have been made, by or for the Tenant, or the cost or expense thereof, or any contracts relating thereto, the Tenant shall cause the same to be canceled and discharged of record, by bond or otherwise, at the election and expense of the Tenant, and shall also defend on behalf of the Landlord, at the Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon for the enforcement of such lien, charge or orders, and the Tenant will pay any damage and satisfactorily discharge any judgment entered therein, and save harmless the Landlord from any claim, attorney fees or damage therefore.

               B. If any mechanic's or other lien, or order for payment of money, shall be filed against the demised premises, or on any building or improvements thereon, for any of the reasons provided in this section, and shall not be removed by the Tenant within ten (10) days after notice given by the Landlord, the Landlord shall have the right to remove same by payment or otherwise, and all sums expended by the Landlord for such removal, including counsel fees, shall be paid by the Tenant unto the Landlord upon demand, and shall be deemed to be additional rent due under this Lease.

               C. Landlord has good title to the Premises, free and clear of all liens, encumbrances, easements, tenancies or restrictions (excepting the City of Palmetto's Conditional Use Permit) that would prevent, interfere with or in any way affect Tenant's business operations in or on the Premises.

13. GOVERNMENT REGULATIONS. Subject to the provisions that this section shall not be applicable to the roof and/or structural parts of the demised premises, Tenant agrees at its own cost and expense, during the term of this Lease, to comply with all orders, rules, regulations and requirements of every kind and nature relating to the premises, now or hereafter in force and effect of the federal, state, county, municipal or other governmental authorities, applicable to the manner of Tenant's use and occupancy thereof, or alterations made by the Tenant, and the Tenant will pay all costs and expenses incidental to such compliance and will indemnify and save harmless the Landlord free of expense or damage by reason of any notice, violations or penalties filed against or imposed upon the premises, or against the Landlord as owner thereof, because of the failure of the Tenant to comply with the provisions of this section. Should the Tenant fail to comply with any of the provisions contained in this section, the Landlord may, after ten (10) days notice to the Tenant, comply therewith, and the cost and expense of so doing may be paid by the Landlord, or may be charged against the Tenant as additional rent, becoming due upon demand. Tenant agrees to indemnify and save harmless the Landlord from and against any and all judgments, decrees, penalties, costs and expenses, by reason of such non-compliance.

14. INSURANCE AND HOLD HARMLESS:

               A. The Tenant will, during the term of this Lease, indemnify the Landlord and hold it harmless against all claims, demands, and judgments for loss, damage or injury to property or person resulting or occurring by reason of the use and occupancy of the demised premises. Tenant agrees that, at its own cost and expense, it shall procure and continue in force, with the Landlord named as additional insured, general garage liability insurance against any and all claims for injuries to persons or property occurring in, upon or about the demised premises, including all damage from signs, glass, awnings, fixtures or other appurtenances, now or hereafter upon the demised premises, during the term of this Lease, such insurance at all times to be in an amount not less than $1,000,000 limit for each occurrence. Such insurance shall be written in the company or companies authorized to engage in the business of general liability insurance in the State of Florida, and there shall be delivered to the Landlord customary certificates evidencing such paid insurance, which certificates are to be issued by the insurance companies.

               B. The policies of insurance provided herein are to be provided by the Tenant, and should be for a period of not less than twelve (12) months, it being understood and agreed that fifteen (15) days prior to the expiration of any policy of insurance the Tenant will deliver to the Landlord a renewal or new policy to take the place of the policy expiring, with further understanding that should the Tenant fail to furnish policies as is provided in this Lease, and at the times herein provided, the Landlord may obtain such insurance and the premiums on such insurance shall be deemed additional rent to be paid by the Tenant unto the Landlord upon demand.

               C. The Landlord will, during the term of this Lease, keep in force commercial property coverage for the building against loss by fire and damage (not including flood insurance) in an amount equal to full replacement value. Any policy kept in force by the Landlord will not list the Tenant as an additional insured. All insurance policies shall be placed with reputable and solvent insurance companies licensed to do business in the state of Florida.

               D. The Tenant shall be responsible, at it's own expense, for fire, theft, flood, or extended coverage insurance on all of its commercial liability, personal property, inventory, and removable trade fixtures, located in or on the premises.

               E. If the Premises is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair or replacement not covered by insurance.

15. DEFAULT AND LANDLORD REMEDY. Should the Tenant allow any payment hereinabove to become delinquent and remain delinquent for thirty (30) days after the same is due, or fail to promptly perform any of the covenants herein made, then this Lease shall be in default and the Landlord shall have the right to re-enter and take possession of the premises, and/or this Lease may be terminated at Landlord's option. Bankruptcy of Tenant or any assignment for the benefit of creditors shall likewise operate as a termination of the Tenant's right of possession of the premises and shall not waive Landlord's right or stop Landlord from repossessing the premises for subsequent defaults, and in any such events, the Tenant agrees to peacefully surrender possession of the premises to the Landlord. It is further agreed that in the event Tenant fails to pay the rental above required or should it default in any of its other covenants with Landlord set forth herein so that it becomes necessary for Landlord to employ an attorney to collect rents or to recover possession of the premises or to enforce any covenant made by the Tenant hereunder, then Tenant shall pay all costs of collection and expenses of recovery of possession or costs and expenses of any action so required, including reasonable attorneys' fees through appeal. The remedies provided herein are cumulative to those provided by law, and the right of the Landlord to declare the term at an end and to reenter the premises, and shall not in any manner affect the right of the landlord to terminate and declare the Lease void and ended.

16. LANDLORD ENTRY. The Landlord may, during the term of this Lease, at reasonable times, enter to inspect the premises, or to make any alterations or repairs to the demised premises that may be necessary for its safety or preservation, and may show the premises and building to others, and at any time within three (3) months immediately preceding the expiration of said term may affix to any suitable part of said premises a notice for leasing or selling the premises or building and cause the said notice to remain affixed without hindrance or molestation. Such notice shall not be placed on the show windows or entrance of the demised premises.

17. NOTICES. Until Tenant is notified otherwise in writing, the checks for rental accruing hereunder shall be forwarded to the Landlord, Tony and Julie Katsamakis, at 601 E. Lincolnway, Cheyenne, WY, 82001, and all notices given to the Landlord hereunder, shall be forwarded to the Landlord at the above address, by registered or certified mail, return receipt requested. Until Landlord is notified otherwise in writing, all notices given to the Tenant hereunder shall be forwarded to Tenant at Carbiz USA Inc., 7405 N. Tamiarni Trail, Sarasota, FL, 34243, by registered or certified mail, return receipt requested. Notice shall be deemed given when the same is deposited in the United States registered or certified mail with sufficient postage prepaid thereon to carry the letter to its addressed destination.

18. BINDING ON SUCCESSORS. That the respective rights and obligations hereunder shall inure to, and be binding upon, the respective heirs distributes, devisees, legal and personal representatives, assigns, grantees and successors in interest of the Landlord, and shall inure to, and be binding upon, the permitted assigns and successors in interest of the Tenant.

19. DAMAGE TO PREMISES. The Landlord shall not be liable for any damages done or occasioned by or from plumbing, gas, water, steam or other pipes, or sewage or the bursting, leaking or running of any cistern, tank, wash stand, water closet or waste pipe in, above, upon or about said premises, nor for damage occasioned by water being upon or coming through the roof, skylight, doors, or otherwise, nor for any damage arising from the acts and negligence of Tenants or other occupants or adjoining or contiguous property, unless such damage is occasioned by the negligence of the Landlord.

20. SUBORDINATION AND ATTORNMENT. This Lease shall be subject and subordinate at all times to the lien of all mortgages and trust deeds in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination; provided that in the event of a foreclosure of any such mortgage or trust deed or any other action or proceeding for the enforcement thereof, or of any sale or exchange of property, this Lease will not be barred, terminated, cut off, abated, or foreclosed, nor will the rights and possession of Tenant hereunder be disturbed if there shall exist no Event of Default with respect to the payment of Rent or any other Event of Default hereunder.

Tenant shall attorn to the purchaser at any such foreclosure, sale or other action or proceeding or, if requested, enter into a new lease for the balance of the Term then remaining upon the same terms and provisions as are in this Lease contained. Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgages or trust deeds as may be required by Landlord.

If Landlord's right to receive payment under this Lease is disputed, or Tenant receives a request to change the payee, Tenant "may not" withhold payments required under this Lease, and during the term of Lease, unless notified by Landlord in writing (pursuant to paragraph XX) or unless notified by law, all payments will be made to the Landlord, Tony and Julie Katsamakis.

21. SIGNS. Notwithstanding any provisions to the contrary, Tenant shall have the right to install and maintain at its own expense a store front sign with Tenant's insignia and trade name subject to the prior written approval of the Landlord; provided, however, that nothing herein contained shall be construed to permit Tenant to affix any sign to the roof of the premises. Landlord shall not unreasonably withhold its consent to Tenant's placement of the sign on the store front if such sign is in general conformity with the signs as they exist within the Commercial Arcade.

22. GOVERNING LAW. This Lease shall be enforced in accordance with the laws of the State of Florida. Tenant, guests and invitees of either Tenant or guests will not use the premises in such a manner that violates any law, ordinance, statutes or requirement of any municipal, state or federal authority now in force, or which may hereafter be in force, pertaining to the Premises.

23. CAPTIONS. Any headings preceding the text of the several paragraphs and subparagraphs hereof, are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction, or effect.

24. EMINENT DOMAIN. Tenant shall not be entitled to any award made in any eminent domain proceedings with respect to the land or building included within the demised premises for its leasehold interest therein; provided, further, that nothing herein contained shall be construed to affect the right to the Tenant to recover for any loss or damage which it may suffer by reason of loss of business, interruption of business, which may result from such condemnation or eminent domain proceedings.

25. ALTERATIONS/IMPROVEMENTS. Tenant agrees that during the term of this Lease it will make no structural improvements or alterations to the demised premises without first obtaining the prior written consent of the Landlord. Tenant, at Tenant's own expense, shall have the right following Landlord's written consent, to remodel, and make additions, improvements and replacements of and to all or part of the Premises, provided any and all improvements become the Landlord's sole and absolute property.

Unless authorized by law, Tenant will not, without Landlords prior written consent, alter, re-key or install any locks to the Premises or install or alter any burglar alarm system. Tenant will provide Landlord with a key or keys capable of unlocking all such re-keyed or new locks as well as instructions on how to disarm any altered or new burglar alarm system. Except as provided by law or as authorized by the prior written consent of Landlord.

26. RECORDATION. This Lease shall not be recorded.

27. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God.

28. ASSESSMENTS. The parties acknowledge that any assessments or impositions, whether by state, municipal, district, school, or otherwise, which are imposed in addition to real property taxes (such as solid waste disposal assessments), are solely the responsibility of Tenant and not the Landlord.

29. NO CONTINUING WAIVER No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and then only for the time and to the extent therein stated. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof, or otherwise accruing hereunder, shall impair any such right or power or be construed to be a waiver thereof. One or more waivers of any breach of any covenant, term or condition of this lease shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by a party to any act by the other party requiring the former party's consent or approval shall not be deemed to waive or render unnecessary such former party's consent or approval to any subsequent similar acts by the other party.

30. INVALID PROVISION. If anyone or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

31. EXCULPATION. Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that Tenant shall look solely to the estate and interest of Landlord in the Commercial subject, however, to the rights of any landlord under any ground lease or superior lease or the holder of any mortgage on the Commercial Arcade, for the satisfaction of any right of Tenant, for the collection of any judgment or other judicial process or arbitration award requiring the payment of money by landlord in the event of any default or breach by Landlord with respect to any of the terms, conditions or provisions of this Lease to be performed and/or observed by Landlord, and no other property or assets of Landlord or any partner (whether general partner or limited partner), officer, director, principal (disclosed or undisclosed), agent, incorporation, shareholder, or affiliate of Landlord shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of the rights and remedies of Tenant under or in respect of this Lease or under law, or the use and occupancy of the demised premises by Tenant. or any other liability of Landlord to Tenant.

The term "Landlord" as used in this Lease means the landlord, only for the time being, of the demised premises. So long as all sums held in escrow by Landlord are paid over to any purchaser of said premises,

Landlord shall be and is hereby relieved of all covenants and obligations of Landlord hereunder after the date of transfer of said demised premises, and it shall be construed without further agreement between the parties that the transferee has assumed and agree to carry out any and all covenants and obligations of Landlord hereunder from the date of such transfer.

32. ENVIRONMENTAL, HAZARDOUS WASTE AND RADON GAS:

               A. Tenant covenants and agrees to comply with all applicable environmental and other federal, state and local governmental statutes, ordinances, rules and regulations relating to the presence of hazardous substances, hazardous wastes, pollutants or contaminants. Tenant agrees and does hereby indemnify Landlord and hold it harmless from any loss, damage, or expense, including reasonable attorney's fees and costs and expenses of any appeal, which Landlord may incur or suffer by reason of any claim or liability arising from Tenant's noncompliance with applicable laws and the terms of this paragraph. Tenant specifically covenants and agrees that no hazardous substances, hazardous waste or waste byproducts, pollutants or contaminants, shall be dumped in any trash receptacle, or otherwise, in, on, or about the Premises.

These covenants and indemnities shall survive the termination of this Lease.

               B. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This notice is given pursuant to Florida Statutes Sec. 404.056(8) .

               C. As of the starting date of this Lease, Landlord assures that no part of the Premises contain Hazardous Materials (hereafter defined) or asbestos containing materials ("ACM"). If any testing or examination indicates the presence of Hazardous Materials or ACM, Tenant will give Landlord 30 days notice to remove or remedy the Hazardous Materials or ACM and to restore the Premises and/or Easements. If, within 30 days of receipt of notice, Landlord has not completed the removal, remediation or restoration, Tenant may terminate this Lease upon 30 days notice to Landlord. All removal, remediation or restoration of the Premises shall be performed in compliance with all applicable laws, rules, regulations and ordinances governing same.

               Hazardous Materials is defined to include, without limitation, (1) polychlorinated biphenyl compounds ("PCB") or any material composed of or containing PCB, (2) any hazardous, toxic or dangerous waste, substance or material as from time to time defined by any federal, state or local environmental, health or safety statute, ordinance, code, rule, regulation, order or decree now or hereafter in force and (3) mold or other biological agents in a form that poses a threat to the health or safety of occupants of the Premises.

33. QUIET ENJOYMENT. Landlord covenants that if and so long as Tenant shall faithfully perform the covenants and agreements of this Lease, Tenant shall and may (subject to the exceptions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the Term free of any interference by Landlord or anyone claiming through or by Landlord except those to which this Lease is expressly made subject and subordinate.

34. WAIVER OF JURY: Parties hereby knowingly, voluntarily, and intentionally waive any right they may have to a jury trial in respect to any litigation (including but not limited to any claims, cross-claims, or third party claims) arising under, or in connection with this lease, the premises or the transactions contemplated herein. Tenant hereby certifies that neither Landlord, or its representative or agent or counsel has represented, expressly or otherwise, that Landlord would not, in the event of such litigation, seek to enforce this waiver or right to jury trial provision. Tenant acknowledges that Landlord has been induced to enter into this lease by the provision of this paragraph.

35. TENANT AS CORPORATE ENTITY: If Tenant is a corporation, each person executing this lease represents and warrants that he or she is duly authorized to sign, execute and deliver this lease on behalf of the corporation. Those persons further represent that the terms of this lease are binding upon the corporation.

Upon execution of this lease, Landlord requests a certified copy, along with affixing the corporate seal upon the corporate resolution authorizing this lease be attached to this document.

36. ADDITIONAL PROVISIONS. Upon commencement of this Lease:

               A. Landlord will reexcavate the overflow water drainage ditch. Tenant agrees to maintain and keep the ditch excavation and retention pond clear of all weeds, leaves, tires, trash or any other debris so that the overflow water may drain freely to the street.

               B. Landlord will trim or cut back all trees on the Premises. Tenant agrees to maintain the pruning and removal of debris created by any trees on Premises in the future.

               C. Landlord will repair broken fence boards, and remove landscaping growth on our side of the wooden fence. Tenant will maintain fence and repairs.

               D. Landlord will install new air conditioning/heating unit and will rebuild/remodel HVAC closet. Tenant will maintain unit with annual HVAC check, change of air filters according to manufacturer's recommendation, and vacuuming of metal grate. Tenant agrees to keep air flow free of any restrictions or debris in, on or around HVAC closet or air return area.

               E. Landlord will repair interior base trim where trim is broken near HVAC closet Landlord will repair exterior/interior trim at the base of main entry door, and base trim where missing in main office.

               F. Tenant at its own cost, expense, discretion will install and/or maintain existing landscaping, including sprinkler system.

               G. Tenant will at its own cost, be responsible for restoring and/or maintaining the current burglar alarm system.

               H. Landlord will replace the small refrigerator in the reception area. Tenant will maintain the appliance

               I. Landlord will initially have the exterior of the building and roof pressure washed and defungacide. Tenant will maintain annual pressure washes and defungacing of the roof. Protection of the Tenants vehicle inventory from over spray will be Tenant's responsibility.

               J. Tenant at its own discretion of use and cost will maintain exterior pole lighting.

               K Initially, Landlord will make any necessary repairs made to asphalt parking lot. Tenant will maintain asphalt lot, including sealing.

37. ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a written agreement signed by both parties.

BY THEIR signatures below, Landlord and Tenant indicate their consent to the terms of this Lease, and Tenant acknowledges receipt of an executed copy of this lease.

LANDLORD:		TENANT:

/s/ Tony Katsamakis	04/19/04	Carbiz Auto Credit, Inc.
Tony Katsamakis	Date

/s/ Julie Katsamakis	04/19/04	By: /s/ Carl W. Ritter
Julie Katsamakis	Date
Name: Carl W. Ritter

Title: CEO

Date: 04/19/04

AFFIX CORPORATE SEAL: